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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statements of Venture Seismic Ltd. (the "Company") including the Registration Statement and the related Prospectus of the Company on Form S-3 (File No. 333-45681), the Company's Post Effective Amendment No. 2 on Form S-3 to its Registration Statement on Form SB-2 (File No. 33-97132) and the Company's Registration Statement on Form S-8 (File No. 333-38487) of our report dated March 26, 1998 (except for note 13 which is as of May 26, 1998), with respect to the financial statements of Continental Holdings Ltd. for the year ended December 31, 1997, as filed with the Company's current report on Form 8-K, as filed with the Securities and Exchange Commission on May 29, 1998 and of our report dated December 17, 1997 with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-KSB) for the year ended September 30, 1997, filed with the Securities and Exchange Commission on December 24, 1997, as amended May 26, 1998.



                                       Ernst & Young
                                       Chartered Accountants
Calgary, Alberta
May 28, 1998